Exhibit 99.1

Bay Banks of Virginia, Inc. Reports Second Quarter and First Half 2019 Results

RICHMOND, VA, July 30, 2019 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., announced financial results for the three and six months ended June 30, 2019.

The company reported net income of $1.7 million, or $0.13 per diluted share, for the second quarter of 2019 compared to $1.5 million, or $0.11 per diluted share, for the first quarter of 2019 and $946 thousand, or $0.07 per diluted share, for the second quarter of 2018. For the first half of 2019, the company reported net income of $3.2 million, or $0.25 per diluted share, compared to $2.1 million, or $0.16 per diluted share, for the first half of 2018. Net income in the first half of 2018 included $363 thousand ($287 thousand1 after income tax) of merger-related expenses incurred in connection with the company’s merger with Virginia BanCorp, Inc. on April 1, 2017 (the “Merger”).

Randal R. Greene, President and Chief Executive Officer, commented: “I am again pleased to report improved quarterly results. As noted in our first quarter report, we have intentionally slowed loan growth preserving our liquidity for higher yielding opportunities.  In the second quarter, we experienced a higher than usual level of loan payoffs. However, loans to new relationships and advances under current lines were strong in the quarter and we are earning slightly higher yields on these loans. Deposit costs in our markets appear to be stabilizing, and as a result, we have taken actions to lower the cost of this funding source. We are experiencing some success in growing noninterest-bearing accounts, though this growth is not at the pace we would like. We are focused on growing these accounts.”

Operating Results

Second Quarter 2019 compared to First Quarter 2019

•	Income before income taxes for the second quarter of 2019 was $2.1 million compared to $1.8 million for the first quarter of 2019.
•

Interest income for the three months ended June 30, 2019 was $12.3 million, on average interest-earning assets of $1.04 billion, compared to $12.3 million, on average interest-earning assets of $1.02 billion, for the three months ended March 31, 2019. Interest income in the second quarter of 2019 included accretion of acquired loan discounts of $197 thousand, while interest income in the first quarter of 2019 included $439 thousand of accretion of acquired loan discounts. Higher accretion in the first quarter of 2019 was primarily attributable to early payoffs of loans acquired in the Merger. Yields on average interest-earning assets were 4.77% and 4.90% for the linked quarter periods, including the effect of accretion. Of the decline in yield from the first quarter to the second quarter of 2019, 11 basis points were attributable to lower accretion of acquired loan discounts of $242 thousand.

•

Interest expense was $3.8 million and $3.7 million for the three months ended June 30, 2019 and March 31, 2019, respectively, and cost of funds was 1.58% and 1.54% for the linked quarter periods. Average interest-bearing liabilities were $857.4 million and $853.6 million for the second and first quarters of 2019, respectively.

•

Net interest margin (“NIM”) was 3.29% for the second quarter of 2019 compared to 3.45% for the first quarter of 2019. Of the decline in NIM from the first quarter to the second quarter of 2019, 9 basis points were attributable to lower accretion of acquired loan discounts, while the remaining decline was primarily due to higher cost of funds.

•

Provision for loan losses was $62 thousand in the second quarter of 2019, while provision for loan losses in the first quarter of 2019 was $314 thousand. Provision for loan losses in the second quarter of 2019 was primarily attributable to adjustments to certain qualitative loan loss factors to adjust for the change in the composition of the company’s loan portfolio. Provision for loan losses in the first quarter of 2019 was primarily attributable to gross loan growth of $16.5 million.

•

Noninterest income for the three months ended June 30, 2019 and March 31, 2019 was $1.3 million and $1.1 million, respectively. Greater noninterest income in the second quarter of 2019 compared to the first quarter of 2019 was primarily due to higher secondary market mortgage sales and servicing income, which increased $196 thousand, as the company sold a greater volume of originated loans and due to general seasonality in the mortgage banking business.

•

Noninterest expenses for the three months ended June 30, 2019 and March 31, 2019 were $7.6 million and $7.6 million, respectively. Noninterest expenses for the second quarter of 2019 included a net loss on the sale and valuation of other real estate owned of $72 thousand, while the first quarter of 2019 included a $6 thousand net gain on the sale and valuation of other real estate owned. The company’s efficiency ratio for the second quarter of 2019 was 77.7% compared to 78.1% for the first quarter of 2019.

•

Income tax expense for the second quarter of 2019 was $395 thousand, reflective of an 18.6% effective income tax rate, while income tax expense for the first quarter of 2019 was $337 thousand, reflective of an 18.4% effective income tax rate.

First Half 2019 compared to First Half 2018

•	Income before income taxes for the first half of 2019 was $3.9 million compared to $2.5 million for the first half of 2018.
•

Interest income for the six months ended June 30, 2019 was $24.7 million, on average interest-earning assets of $1.03 billion, compared to $21.2 million for the six months ended June 30, 2018, on average interest-earning assets of $909.0 million. Interest income in the first half of 2019 included accretion of acquired loan discounts of $636 thousand, while interest income in the first half of 2018 included $1.1 million of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.83% and 4.68% for the first half of 2019 and 2018, respectively. The higher yield on average interest-earning assets in the 2019 period was primarily due to higher loan yields, partially offset by lower accretion of acquired loan discounts of $414 thousand, which had a negative 11 basis point effect.

•

Interest expense was $7.5 million and $4.4 million for the six months ended June 30, 2019 and 2018, respectively, and cost of funds was of 1.56% and 0.98% for the respective periods. Higher cost of funds in the first half of 2019 was primarily due to competition for deposits in the company’s markets, the repricing of maturing time deposits, and higher interest rates in general. Average interest-bearing liabilities were $855.5 million and $747.7 million for the first half of 2019 and 2018, respectively.

•

NIM was 3.37% for the first half of 2019 compared to 3.75% for the first half of 2018. Lower NIM in the 2019 period was primarily due to higher cost of funds and lower accretion of acquired loan discounts, which had a negative 23 basis point effect, partially offset by higher loan yields.

•

Provision for loan losses was $376 thousand for the first half of 2019, primarily attributable to gross loan growth of $15.3 million. Provision for loan losses in the first half of 2018 was a recovery of $28 thousand, which included a $580 thousand benefit to correct for an overstatement in the company’s allowance for loan losses as of December 31, 2017, as previously reported, and the decline in reserve levels for a select portfolio of purchased consumer loans.

•

Noninterest income for the six months ended June 30, 2019 and 2018 was $2.4 million and $2.3 million, respectively. The 2018 period included a gain of $352 thousand on the curtailment of the company’s post-retirement benefit plan.

•

Noninterest expenses for the six months ended June 30, 2019 and 2018 were $15.2 million and $16.7 million, respectively. Merger-related expenses were $0 and $363 thousand for the six months ended June 30, 2019 and 2018, respectively. Expenses associated with the succession of the company’s CFO and in the completion of the company’s 2017 year-end reporting incurred in the first half of 2018 were approximately $1.2 million.

•

Income tax expense for the second half of 2019 was $732 thousand, reflective of an 18.6% effective income tax rate, while income tax expense for the second half of 2018 was $447 thousand, reflective of an 17.8% effective income tax rate.

Second Quarter 2019 compared to Second Quarter 2018

•	Income before income taxes for the second quarter of 2019 was $2.1 million compared to $1.1 million for the second quarter of 2018.
•

Interest income for the three months ended June 30, 2019 was $12.3 million, on average interest-earning assets of $1.04 billion, compared to $10.5 million, on average interest-earning assets of $913.5 million, for the three months ended June 30, 2018. Interest income in the second quarter of 2019 included accretion of acquired loan discounts of $197 thousand, while interest income in the second quarter of 2018 included $547 thousand of accretion of acquired loan discounts and negative adjustments totaling $145 thousand for amounts incorrectly reported in the first quarter of 2018, as previously reported. Yields on average interest-earning assets were 4.77% and 4.61% for the second quarters of 2019 and 2018, respectively. Higher loan yields in the 2019 period were partially offset by lower accretion of acquired loan discounts.

•

Interest expense was $3.8 million and $2.3 million for the three months ended June 30, 2019 and 2018, respectively, and cost of funds was 1.58% and 1.08%, for the respective periods. Higher costs of funds in the 2019 period was primarily due to higher cost of deposits, as noted above, and greater use of FHLB borrowings. Average interest-bearing liabilities were $857.4 million and $747.2 million for the second quarters of 2019 and 2018, respectively.

•

NIM was 3.29% for the second quarter of 2019 compared to 3.60% for the second quarter of 2018. The decline in NIM was primarily attributable to higher cost of funds and lower accretion of acquired loan discounts, partially offset by higher loan yields in the 2019 period.

•

Provision for loan losses was $62 thousand for the three months ended June 30, 2019, primarily attributable to adjustments to certain qualitative loan loss factors, as noted above. Provision for loan losses for the three months ended June 30, 2018 was a recovery of $348 thousand, primarily attributable to a $580 thousand benefit to correct for an overstatement in the company’s allowance for loan losses as of December 31, 2017, as noted above.

•

Noninterest income for the three months ended June 30, 2019 and 2018 was $1.3 million and $1.2 million, respectively. The increase of $132 thousand was primarily attributable to higher service charges and fees on deposit accounts and a gain on rabbi trust assets of $40 thousand in the second quarter of 2019 compared to a loss of $25 thousand in the 2018 period.

•

Noninterest expenses for the three months ended June 30, 2019 and 2018 were $7.6 million and $8.6 million, respectively. Noninterest expenses associated with the succession of the company’s CFO was approximately $200 thousand in the second quarter of 2018. Higher consulting and audit and accounting fees in the 2018 period were primarily related to projects, such as the implementation of an enterprise risk management platform and a Sarbanes-Oxley readiness assessment. The company’s efficiency ratio for the second quarter of 2019 was 77.7% compared to 91.5% for the same quarter of 2018.

•	Income tax expense for the second quarter of 2019 and 2018 was $395 thousand and $197 thousand, respectively, reflective of an 18.6% and 17.2% effective income tax rate, respectively.

Balance Sheet

•	Total assets were $1.1 billion at June 30, 2019 and at December 31, 2018.
•

Loans, net of allowance for loan losses, were $909.9 million at June 30, 2019 compared to $894.2 million at December 31, 2018, an annualized growth rate of over 3%. Excluding the payoff of approximately $19.5 million in the first half of 2019 of purchased portfolio loans, including those acquired in the Merger, loan growth, annualized, was approximately 8% for the first half of 2019.

•

Deposits were $875.6 million at June 30, 2019 compared to $842.2 million at December 31, 2018. Noninterest-bearing demand accounts comprised 13.3% of total deposits at June 30, 2019, down slightly from 13.6% at December 31, 2018.

•

Shareholders' equity was $122.6 million and $117.5 million at June 30, 2019 and December 31, 2018, respectively, an increase of $5.1 million. The increase in shareholders’ equity in the first half of 2019 was primarily attributable to net income of $3.2 million and $1.4 million of unrealized gains on the company’s available-for-sale securities portfolio. Tangible book value, calculated as shareholders' equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $8.31[1] and $7.98[1] at June 30, 2019 and December 31, 2018, respectively. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of June 30, 2019 and December 31, 2018.

•

Annualized return on average assets for the quarters ended June 30, 2019, March 31, 2019, and June 30, 2018 was 0.62%, 0.55%, and 0.38%, respectively, while annualized return on average equity for the same periods was 5.72%, 5.05%, and 3.28%, respectively.

Asset Quality

•

Nonperforming assets were $7.7 million, or 0.71% of total assets, as of June 30, 2019, compared to $8.8 million, or 0.81% of total assets, as of December 31, 2018, and $7.0 million, or 0.71% of total assets, as of June 30, 2018.

•

The ratio of allowance for loan losses to total gross loans was 0.82%, 0.88%, and 0.89% at June 30, 2019, December 31, 2018, and June 30, 2018, respectively. The company's allowance for loan losses does not include discounts recorded on loans acquired in the Merger, which were $3.3 million, $3.9 million, and $4.7 million as of June 30, 2019, December 31, 2018, and June 30, 2018, respectively.

Outlook

Greene concluded: “Our loan pipeline continues to be strong and we expect to selectively grow loans in the second half of the year.  We will continue our strategy of emphasizing residential loan originations that can be sold in the secondary market and adding residential loans to our portfolio that have favorable yields. Deposit costs are being strategically lowered, which we expect will provide support to our net interest margin in the coming quarters.”

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one production office, located throughout the greater Richmond area, the Northern Neck region, Middlesex County, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Suffolk, and Virginia Beach, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or Judy C. Gavant, Executive Vice President and Chief Financial Officer, at 804-518-2606 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data

CONSOLIDATED BALANCE SHEETS

	(unaudited)
(Dollars in thousands, except share data)	June 30, 2019	December 31, 2018 (1)
ASSETS
Cash and due from banks	$8,139	$7,685
Interest-earning deposits	15,869	18,891
Federal funds sold	596	625
Certificates of deposit	3,498	3,746
Available-for-sale securities, at fair value	81,169	82,232
Restricted securities	6,769	7,600
Loans receivable, net of allowance for loan losses of $7,479 and $7,902, respectively	909,913	894,191
Loans held for sale	593	368
Premises and equipment, net	21,001	18,169
Accrued interest receivable	3,191	3,172
Other real estate owned, net	3,168	3,597
Bank owned life insurance	19,511	19,270
Goodwill	10,374	10,374
Mortgage servicing rights	916	977
Core deposit intangible	1,840	2,193
Deferred tax asset, net	1,128	1,510
Other assets	6,585	5,927
Total assets	$1,094,260	$1,080,617

LIABILITIES
Noninterest-bearing demand deposits	$116,229	$114,122
Savings and interest-bearing demand deposits	374,175	359,400
Time deposits	385,218	368,670
Total deposits	875,622	842,192

Securities sold under repurchase agreements	6,983	6,089
Federal Home Loan Bank advances	70,000	100,000
Subordinated notes, net of unamortized issuance costs	6,902	6,893
Other liabilities	12,136	7,967
Total liabilities	971,643	963,141

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares; outstanding - 13,332,484 and 13,201,682 shares, respectively) (2)	66,662	66,008
Additional paid-in capital	36,699	36,972
Unearned employee stock ownership plan shares	(1,668)	(1,734)
Retained earnings	20,817	17,557
Accumulated other comprehensive income (loss), net	107	(1,327)
Total shareholders' equity	122,617	117,476
Total liabilities and shareholders' equity	$1,094,260	$1,080,617

(1) Derived from audited December 31, 2018 Consolidated Financial Statements.

(2) Preferred stock is authorized; however, none was outstanding as of June 30, 2019 and December 31, 2018.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018
INTEREST INCOME
Loans, including fees	$11,458	$11,461	$9,745
Securities:
Taxable	577	595	497
Tax-exempt	97	118	117
Federal funds sold	18	7	5
Interest-earning deposit accounts	152	135	127
Certificates of deposit	19	20	17
Total interest income	12,321	12,336	10,508

INTEREST EXPENSE
Deposits	3,088	2,809	1,796
Securities sold under repurchase agreements	4	3	4
Subordinated notes and other borrowings	138	137	128
Federal Home Loan Bank advances	614	704	386
Total interest expense	3,844	3,653	2,314
Net interest income	8,477	8,683	8,194
Provision for (recovery of) loan losses	62	314	(348)
Net interest income after provision for loan losses	8,415	8,369	8,542

NONINTEREST INCOME
Income from fiduciary activities	206	214	198
Service charges and fees on deposit accounts	246	238	152
Wealth management	262	206	282
Interchange fees, net	121	101	124
Other service charges and fees	27	29	30
Secondary market sales and servicing	267	71	243
Increase in cash surrender value of bank owned life insurance	121	120	124
Net losses on sale of available-for-sale securities	(2)	—	—
Net losses on disposition of other assets	(1)	(1)	—
Gain (loss) on rabbi trust assets	40	90	(25)
Other	8	22	35
Total noninterest income	1,295	1,090	1,163

NONINTEREST EXPENSE
Salaries and employee benefits	3,892	4,001	4,273
Occupancy	837	868	874
Data processing	609	588	834
Bank franchise tax	230	216	177
Telecommunications and other technology	262	207	166
FDIC assessments	162	216	187
Foreclosed property	19	43	53
Consulting	147	115	341
Advertising and marketing	109	67	153
Directors' fees	213	164	68
Audit and accounting	189	204	240
Legal	27	83	119
Core deposit intangible amortization	173	180	203
Net other real estate owned losses (gains)	72	(6)	84
Other	651	684	790
Total noninterest expense	7,592	7,630	8,562
Income before income taxes	2,118	1,829	1,143
Income tax expense	395	337	197
Net income	$1,723	$1,492	$946
Basic and diluted earnings per share	$0.13	$0.11	$0.07

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2019	June 30, 2018
INTEREST INCOME
Loans, including fees	$22,919	$19,729
Securities:
Taxable	1,172	894
Tax-exempt	214	237
Federal funds sold	25	11
Interest-earning deposit accounts	287	293
Certificates of deposit	39	36
Total interest income	24,656	21,200

INTEREST EXPENSE
Deposits	5,896	3,400
Securities sold under repurchase agreements	7	7
Subordinated notes	275	256
Federal Home Loan Bank advances	1,319	699
Total interest expense	7,497	4,362
Net interest income	17,159	16,838
Provision for (recovery of) loan losses	376	(28)
Net interest income after provision for loan losses	16,783	16,866

NONINTEREST INCOME
Income from fiduciary activities	420	445
Service charges and fees on deposit accounts	484	287
Wealth management	469	414
Interchange fees, net	222	116
Other service charges and fees	56	61
Secondary market sales and servicing	339	376
Increase in cash surrender value of bank owned life insurance	240	251
Net losses on sale of available-for-sale securities	(2)	—
Net losses on disposition of other assets	(1)	(69)
Gain on rabbi trust assets	130	27
Gain on curtailment of post-retirement benefit plan	—	352
Other	28	74
Total noninterest income	2,385	2,334

NONINTEREST EXPENSE
Salaries and employee benefits	7,893	8,379
Occupancy	1,705	1,659
Data processing	1,197	1,306
Bank franchise tax	446	353
Telecommunications and other technology	469	362
FDIC assessments	378	370
Foreclosed property	62	65
Consulting	262	723
Advertising and marketing	176	221
Directors' fees	377	236
Audit and accounting	393	603
Legal	110	249
Merger-related	—	363
Core deposit intangible amortization	353	414
Net other real estate owned losses (gains)	66	(57)
Other	1,335	1,437
Total noninterest expense	15,222	16,683
Income before income taxes	3,946	2,517
Income tax expense	732	447
Net income	$3,214	$2,070
Basic and diluted earnings per share	$0.25	$0.16

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the Six
	As of and for the Three Months Ended					Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2018	2018	2019	2018
Select Consolidated Balance Sheet Data
Total assets	$1,094,260	$1,103,840	$1,080,617	$1,027,440	$983,216
Cash, interest-earning deposits and federal funds sold	27,506	30,677	28,061	22,713	38,526
Available-for-sale securities, at fair value	81,169	82,030	82,232	81,215	74,322
Loans:
Mortgage loans on real estate	713,247	725,494	713,997	682,321	644,202
Commercial and industrial	187,531	173,360	164,608	144,118	124,563
Consumer	16,889	20,095	23,740	27,920	32,767
Loans receivable	917,667	918,949	902,345	854,359	801,532
Unamortized net deferred loan (fees) costs	(275)	(329)	(252)	(79)	24
Allowance for loan losses (ALL)	(7,479)	(7,858)	(7,902)	(7,287)	(7,113)
Net loans	909,913	910,762	894,191	846,993	794,443
Loans held for sale	593	—	368	—	669
Other real estate owned, net	3,168	3,718	3,597	3,663	3,501

Total liabilities	$971,643	$983,903	$963,141	$910,893	$867,492
Deposits:
Noninterest-bearing demand deposits	116,229	112,315	114,122	108,602	108,943
Savings and interest-bearing demand deposits	374,175	371,587	359,400	330,690	296,206
Time deposits	385,218	372,751	368,670	369,836	369,917
Total deposits	875,622	856,653	842,192	809,128	775,066
Securities sold under repurchase agreements	6,983	7,220	6,089	6,083	7,008
Federal Home Loan Bank advances	70,000	100,000	100,000	80,000	70,000
Subordinated notes, net of unamortized issuance costs	6,902	6,897	6,893	6,889	6,885

Shareholders' equity	122,617	119,937	117,476	116,547	115,724

Condensed Consolidated Statements of Operations
Interest income	$12,321	$12,336	$11,735	$10,870	$10,508	$24,656	$21,200
Interest expense	3,844	3,653	3,264	2,599	2,314	7,497	4,362
Net interest income	8,477	8,683	8,471	8,271	8,194	17,159	16,838
Provision for (recovery of) loan losses	62	314	870	509	(348)	376	(28)
Noninterest income	1,295	1,090	1,004	994	1,163	2,385	2,334
Noninterest expense	7,592	7,630	7,935	7,532	8,562	15,222	16,683
Income before income taxes	2,118	1,829	670	1,224	1,143	3,946	2,517
Income tax expense (benefit)	395	337	(112)	198	197	732	447
Net income	$1,723	$1,492	$782	$1,026	$946	$3,214	$2,070

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the Six
	As of and for the Three Months Ended					Months Ended
	June 30	March 31,	December 31,	September 30,	June 30,	June 30	June 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2018	2018	2019	2018
Basic earnings per share	$0.13	$0.11	$0.06	$0.08	$0.07	$0.25	$0.16
Diluted earnings per share	0.13	0.11	0.06	0.08	0.07	0.25	0.16
Book value per share	9.20	9.01	8.90	8.80	8.75
Tangible book value per share (1)	8.31	8.11	7.98	7.88	7.81
Shares outstanding at end of period	13,332,484	13,313,537	13,201,682	13,238,716	13,226,096	13,332,484	13,226,096
Weighted average shares outstanding, basic	13,059,824	13,001,182	13,050,791	13,080,372	13,059,604	13,030,528	13,049,142
Weighted average shares outstanding, diluted	13,104,943	13,037,149	13,099,707	13,142,549	13,126,419	13,070,804	13,121,647

Performance Measures and Other Metrics (tax-equivalent basis):
Yield on average interest-earning assets	4.77%	4.90%	4.72%	4.66%	4.61%	4.83%	4.68%
Accretion of discounts on acquired loans	$197	$439	$352	$357	$547	$636	$1,050
Cost of funds	1.58%	1.54%	1.40%	1.19%	1.08%	1.56%	0.98%
Cost of deposits	1.42%	1.34%	1.22%	1.03%	0.93%	1.38%	0.89%
Net interest spread	2.97%	3.16%	3.14%	3.30%	3.37%	3.06%	3.45%
Net interest margin (NIM)	3.29%	3.45%	3.41%	3.57%	3.60%	3.37%	3.75%
Average interest-earnings assets to total average assets	93.9%	94.1%	93.8%	93.5%	92.4%	94.0%	93.4%
Return on average assets (annualized)	0.62%	0.55%	0.30%	0.41%	0.38%	0.59%	0.43%
Operating return on average assets (annualized) (1)	0.62%	0.55%	0.44%	0.41%	0.38%	0.59%	0.48%
Return on average equity (annualized)	5.72%	5.05%	2.69%	3.55%	3.28%	5.39%	3.63%
Merger-related expense	$—	$—	$—	$—	$—	$—	$363
Efficiency ratio	77.7%	78.1%	83.7%	81.3%	91.5%	77.9%	87.0%
Operating efficiency ratio (1)	77.7%	78.1%	78.6%	81.3%	91.5%	77.9%	85.1%
Average assets	$1,105,411	1,088,180	1,055,144	994,209	988,946	1,096,908	973,543
Average interest-earning assets	1,037,527	1,024,058	989,327	929,111	913,486	1,030,829	909,018
Average interest-bearing liabilities	857,355	853,611	817,225	761,986	747,227	855,493	747,704
Average shareholders' equity	120,559	118,099	116,291	115,454	115,321	119,336	113,981
Shareholders' equity to total assets ratio	11.2%	10.9%	10.9%	11.3%	11.8%
Tangible shareholders' equity to tangible total assets (1)	10.2%	9.9%	9.9%	10.3%	10.6%

Asset Quality Data and Ratios:
Nonaccrual loans	$4,577	$5,384	$5,206	$4,204	$3,474
Other real estate owned, net	3,168	3,718	3,597	3,663	3,501
Total nonperforming assets	7,745	9,102	8,803	7,867	6,975
Net charge-offs	441	358	255	335	462	799	629
Net charge-offs to average loans (annualized)	0.19%	0.16%	0.12%	0.17%	0.23%	0.18%	0.16%
Total nonperforming assets to total assets	0.71%	0.82%	0.81%	0.77%	0.71%
Gross loans to total assets	83.8%	83.2%	83.5%	83.2%	81.5%
ALL to gross loans	0.82%	0.86%	0.88%	0.85%	0.89%
Discounts on acquired loans	$3,265	$3,464	$3,922	$4,280	$4,655

(1) Non-GAAP financial measure.  See GAAP to Non-GAAP financial measure reconciliation at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the Six
	As of and for the Three Months Ended					Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2019	2019	2018	2018	2018	2019	2018
Reconciliation of Non-GAAP Financial Measures (1)
Tangible book value per share
Total shareholders' equity	$122,617	$119,937	$117,476	$116,547	$115,724
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,828	11,964	12,106	12,255	12,409
Tangible shareholders' equity	$110,789	$107,973	$105,370	$104,292	$103,316
Shares outstanding at end of period	13,332,484	13,313,537	13,201,682	13,238,716	13,226,096
Tangible book value per share	$8.31	$8.11	$7.98	$7.88	$7.81

Tangible shareholders' equity to tangible assets
Total assets	$1,094,260	$1,103,840	$1,080,617	$1,027,440	$983,216
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,828	11,964	12,106	12,255	12,409
Tangible assets	$1,082,432	$1,091,876	$1,068,511	$1,015,185	$970,807
Tangible shareholders' equity	$110,789	$107,973	$105,370	$104,292	$103,316
Tangible shareholders' equity to tangible assets	10.2%	9.9%	9.9%	10.3%	10.6%

Select noninterest expenses, after-tax basis (ATB)
Merger-related expenses	$—	$—	$—	$—	$—	$—	$363
Merger-related expenses, ATB (b)	—	—	—	—	$—	$—	287

Early retirement program expenses	$—	$—	$483	$—	$—	$—	$—
Early retirement program expenses, ATB (b)	—	—	382	—	—	—	—

Operating return on average assets
Net income	$1,723	$1,492	$782	$1,026	$946	$3,214	$2,070
Add: Early retirement program expenses, ATB	—	—	382	—	—	—	—
Add: Merger-related expenses, ATB	—	—	—	—	—	—	287
Operating net income	$1,723	$1,492	$1,164	$1,026	$946	$3,214	$2,357
Average assets	$1,105,411	$1,088,180	$1,055,144	$994,209	$988,946	$1,096,908	$973,543
Operating return on average assets	0.62%	0.55%	0.44%	0.41%	0.38%	0.59%	0.48%

Operating efficiency ratio
Total noninterest expense	$7,592	$7,630	$7,935	$7,532	$8,563	$15,222	$16,683
Less: Early retirement program expenses	—	—	483	—	—	—	—
Less: Merger-related expenses	—	—	—	—	—	—	363
Operating noninterest expense	7,592	7,630	7,147	7,935	7,532	15,222	16,320
Net interest income	8,477	8,683	8,471	8,271	8,194	17,159	16,838
Noninterest income	1,295	1,090	1,004	994	1,164	2,385	2,334
Operating efficiency ratio	77.7%	78.1%	78.6%	81.3%	91.5%	77.9%	85.1%

(a) Excludes mortgage servicing rights.

(b) Assumes a federal income tax rate of 21%.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial Data tables. Tangible book value per share, tangible shareholders’ equity to tangible total assets ratio, select noninterest expenses on an after-tax basis, operating return on average assets, and operating efficiency ratio are supplemental financial measures that are not required nor presented in accordance with GAAP.  Management believes tangible book value per share and tangible shareholders’ equity to tangible total assets ratios are meaningful because they are measures management uses to assess capital levels.  Management believes that select noninterest expenses on an after-tax basis, operating return on average assets, and operating efficiency ratios are meaningful because management uses them to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.